Exhibit 11.2

Consent of Kilpatrick Townsend & Stockton LLP

CONSENT

We hereby consent to the references to this firm and our opinion in, and the inclusion of our opinion as an exhibit to the Offering Statement on Form 1-A filed by Delhi Bank Corp. (the “Company”), and all amendments thereto, relating to the Dividend Reinvestment and Optional Cash Purchase Plan through which the Company is offering its common stock.

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Christina M. Gattuso
Christina M. Gattuso

Dated this 16th day of March, 2016